UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 7, 2006

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

Summary

The Registrant has changed accountants. The change was our determination, and part of our plan to reduce our costs and also appoint a new firm that is familiar with the operations of our wholly owned subsidiary, Kettle Drilling, Inc. The dismissal was in no way due to our dissatisfaction or any dispute with our Former Accountants (as hereinafter defined), which we found to be both experienced and professional in our dealings. See further details below.

(a)      Dismissal of Former Accountants

         (i) We dismissed our former accountants. On September 7, 2006 we orally dismissed our former accountants, the firm of Williams & Webster, P.S. ("Former Accountants"). Also, on September 7, 2006 we confirmed, in writing, that the client-auditor relationship had ceased.

         (ii) The report of the Former Accountants on our financial statements for the year ended September 30, 2005, contained no adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principle except that such report was modified to include an explanatory paragraph with respect to our ability, in light of our lack of revenues and history of losses, to continue as a going concern.

         (iii) The resolution to change accountants was approved by the Board of Directors on September 6, 2006.

         (iv) During the last two fiscal years and the subsequent interim period prior to the date hereof, there were no disagreements between us and the Former Accountant's on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements(s), if not resolved to the satisfaction of the Former Accountants, would have caused it to made a reference to the subject matter of the disagreement(s) in connection with its report.

         (v) During the last two fiscal years and the subsequent interim period prior to the date hereof, there have been no "reportable events" with respect to the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

         (vi) On September 7, 2006, in accordance with Item 304(a)(3) of Regulation S-K, we sent this Current Report on Form 8K to the Former Accountants, requesting it furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Current Report (the "Response Letter"). The Former Accountant's Response Letter is attached hereto as Exhibit 16.

(b)      New Independent Accountants

On September 7, 2006, we engaged the firm of De Coria, Maichel & Teague, P.S. ("DMT"), as our independent auditors for the period ending September 30, 2006.

As to our two most recent fiscal years or subsequent interim period, except in DMT’s capacity as independent accountants for our wholly owned subsidiary, Kettle Drilling, Inc., we did not consult DMT regarding the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements. Furthermore, DMT did not provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue. Further, during our two most recent fiscal years or subsequent interim period, we did not consult DMT on any matter that was the subject of disagreement or a reportable event.

In connection with our annual shareholders meeting to be held on September 22, 2006, on or about September 11, 2006, we submitted to our shareholders a Proxy Statement asking them, among other things, to ratify the appointment of DMT as our independent auditors for the period ending September 30, 2006.

Item 9.01

Financial Statements and Exhibits.

Exhibit 16.1

Letter from Former Accountants Responding to Report.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: September 12, 2006	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors